Vertex Energy, Inc. S-3ASR

Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

Vertex Energy, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Debt	Debt Securities	Rule 456(b) and Rule 457(r)(1)	(2)	(2)	(2)	(1)	(1)

Fees to Be Paid	Equity	Preferred Stock	Rule 456(b) and Rule 457(r)(1)	(2)	(2)	(2)	(1)	(1)

Fees to Be Paid	Equity	Common Stock	Rule 456(b) and Rule 457(r)(1)	(2)	(2)	(2)	(1)	(1)

Fees to Be Paid	Other	Units(3)	Rule 456(b) and Rule 457(r)(1)	(2)	(2)	(2)	(1)	(1)

Fees to Be Paid	Other	Warrants	Rule 456(b) and Rule 457(r)(1)	(2)	(2)	(2)	(1)	(1)

Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

Carry Forward Securities

	Debt	Debt Securities	Rule 415(a)(4)	(4)		(4)			S-3	333-255090	April 7, 2021	(4)

	Equity	Preferred Stock	Rule 415(a)(4)	(4)		(4)			S-3	333-255090	April 7, 2021	(4)

	Equity	Common Stock	Rule 415(a)(4)	(4)		(4)			S-3	333-255090	April 7, 2021	(4)

	Other	Units(3)	Rule 415(a)(4)	(4)		(4)			S-3	333-255090	April 7, 2021	(4)

	Other	Warrants	Rule 415(a)(4)	(4)		(4)			S-3	333-255090	April 7, 2021	(4)

	Total Offering Amounts							(2)

	Total Fees Previously Paid

	Total Fee Offsets							—

	Net Fee Due							$0

(1)       In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended (the “Securities Act”), the registrant is deferring payments of all registration fees (except with respect to the carry forward securities identified in the table above, which registration fees have already been paid) and will pay the registration fees subsequently in advance or on a “pay-as-you-go” basis. The registrant will calculate the registration fee applicable to an offer of securities pursuant to this registration statement based on the fee rate in effect on the date of such fee payment. Any of the securities registered hereunder may be sold separately, or as units with other securities registered hereby. We will determine the proposed maximum offering price per unit when we issue the above listed securities.

(2)       An indeterminate amount of the securities of each identified class is being registered as may from time to time be offered hereunder at indeterminate prices. These securities consist of an indeterminate amount of such securities that are initially being registered, and will initially be offered and sold, under this registration statement. Pursuant to Rule 416 under the Securities Act, this registration statement also covers any additional securities that may be offered, issued or become issuable in connection with any stock split, stock dividend or pursuant to anti-dilution provisions of any of the securities. Separate consideration may or may not be received for securities that are issuable upon conversion, exercise or exchange of other securities.

(3)       Each unit will be issued under a unit agreement and will represent an interest in one or more purchase contracts and beneficial interests in debt securities or any other securities, in any combination, which may or may not be separable from one another.

(4)       In accordance with Rule 415(a)(6) under the Securities Act, this registration statement carries over $500,000,000 of unsold securities previously registered under the registrant’s shelf registration statement on Form S-3 (Registration No. 333-255090) filed with the Securities and Exchange Commission on April 7, 2021 (the “Prior Registration Statement”) and declared effective on April 16, 2021. As of the date of this registration statement, the registrant has sold no securities under the Prior Registration Statement. The registrant hereby offsets any registration fee that may be due under this registration statement by the filing fee of $54,550.00 associated with the $500,000,000 of unsold securities previously registered in the primary offering under the Prior Registration Statement (the “Previously Paid Fee”). Except with respect to the Previously Paid Fee, which is being carried over to this registration statement, the registrant is deferring payment of the registration fee required in connection with this registration statement with respect to the primary offering, and will pay any additional registration fees subsequently in advance or on a “pay-as-you-go” basis, in reliance on Rule 456(b) and Rule 457(r) under the Securities Act. Pursuant to Rule 415(a)(6) under the Securities Act, the offering of the unsold securities registered in the primary offering under the Prior Registration Statement will be deemed terminated as of the effectiveness of this registration statement.